THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

              Application and Agreement for Establishment of Plan
                   Participation in the Momentum Plus Program
                             Group Annuity Contract

Employer:
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Employer Address:
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Employer Plan:
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I.   Plan/Trust Type: The Employer will participate in Equitable's Momentum Plus
     Program through (Check one):

     A.   []   Adoption of the Members Retirement Plan and Trust by the
               Employer.

     B.   []   Adoption of the Pooled Trust for Members Retirement Plans by the
               Employer and Participating Trust. The name of the Participating
               Trust is:

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II.  Investment Options: The following Divisions, as described in the Momentum
     Plus Program Prospectus and Group Annuity Contract, are hereby elected as investment options to be available under the Contract for the Employer Plan (check all applicable boxes):

     A.   []   Guaranteed Interest Divisions - (This may be elected for any
               Employer Plan but must be checked if no Type B Investment
               Divisions are elected below.)

     Type A Investment Divisions -

     B.   []   The Stock Division
     C.   []   The Balanced Division
     D.   []   The Aggressive Stock Division
     E.   []   The Global Division
     F.   []   The Growth Investors Division

     Type B Investment Divisions - (The Money Market Division must be checked if any Type B Investment Divisions are elected.)

     G.   []   The Conservative Investors Division
     H.   []   The High Yield Division
     I.   []   The Intermediate Government Securities Division

PF10,715                                                                  Page 1
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     J.   []   The Money Market Division
     K.   []   The Short-Term World Income Division

     No investment option under the Contract will be available with respect to the Employer Plan unless checked above or later added by a change in your election. Any such change must be made in keeping with Equitable's rules and on Equitables form received in its Processing Office.

III. Application and Agreement: By signature of duly authorized person(s), the Employer, and, if applicable the Trustee(s) of the Participating Trust, hereby:

     A. Acknowledges having received and read the Prospectus and Group Annuity Contract for Equitable's Momentum Plus Program, as well as the ERISA Information Statement;

     B. Acknowledges understanding of the fees, charges, and funding arrangements under the Momentum Plus Program;

     C. Applies for participation in the Momentum Plus Program Group Annuity Contract as funding vehicle for the Employer Plan;

     D. Agrees to be bound by the terms and conditions of the Group Annuity Contract; and

     E. Acknowledges understanding that no Agent of Equitable has authority to make or modify any contract or agreement on Equitable's behalf, or to waive or alter any of Equitable's rights or requirements.

     This Application and Agreement will become effective only upon acceptance, by signature below, of a duly authorized signatory on Equitable's behalf.

FOR EMPLOYER:
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------------------------------  ----------------------------  ------------------
Print Name of Employer                  City                          State
or Officer


By
  ----------------------------------------------------------  ------------------
   Signature & Title of Employer or Officer                           Date


PF10,715                                                                  Page 2

FOR TRUSTEE(S):
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------------------------------  ----------------------------  ------------------
Print Name of Trustee                   City                          State
or Officer


By
  ----------------------------------------------------------  ------------------
                     Signature of Trustee                             Date


------------------------------  ----------------------------  ------------------
Print Name of Trustee                   City                          State


By
  ----------------------------------------------------------  ------------------
                     Signature of Trustee                             Date


------------------------------  ----------------------------  ------------------
Print Name of Trustee                   City                          State


By
  ----------------------------------------------------------  ------------------
                     Signature of Trustee                             Date


ACCEPTED FOR EQUITABLE:
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                                                  By
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Print Name of Authorized Signatory                    Signature of Authorized
                                                       Signatory


EFFECTIVE DATE:                              CLIENT NO.
               ------------------------------          -------------------------

A copy of the Application/Agreement should be retained in Applicant's files and the original should be given to the Agent for forwarding to the Equitable Processing Office along with the other installation materials. These documents will be signed by Equitable and returned to the Applicant after being underwritten. Initial contributions will be accepted by Equitable only after installation documents have been approved by the Equitable Processing Office.


PF10,715                                                                  Page 3